Sales Report:Supplement No. 18 dated Aug 14, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 417823
This series of Notes was issued and sold upon the funding of the borrower loan #38217, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,300.00	Prosper Rating:	C	Auction start date:	Jul-23-2009
Term:	36 months	Estimated loss:	6.5%	Auction end date:	Aug-06-2009

Starting lender yield:	18.05%	Starting borrower rate/APR:	19.05% / 21.27%	Starting monthly payment:	$121.05
Final lender yield:	17.00%	Final borrower rate/APR:	18.00% / 20.21%	Final monthly payment:	$119.30

Auction yield range:	8.23% - 18.05%	Estimated loss impact:	6.89%
Lender servicing fee:	1.00%	Estimated return:	10.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1991	Debt/Income ratio:	11%
Credit score:	680-700 (Jul-2009)	Current / open credit lines:	14 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	45	Length of status:	18y 6m
Amount delinquent:	$0	Revolving credit balance:	$34,082	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	73%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	maxion	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	680-700 (Latest)
Principal borrowed:	$2,800.00	< mo. late:	0 ( 0% )	700-720 (Jul-2008)
Principal balance:	$1,971.52	1+ mo. late:	0 ( 0% )
Total payments billed:	12
Description
Paying for my share of Freshmen yr.
Purpose of loan:
This loan will be used to pay my share of my son's first year of school at Milwaukee School of Engineering (MSOE) I got divorced and my sons mother cashed in the mutual fund we had for our childrens education. Now she is asking me for help in paying the first year. I am using prosper to fund this loan because I believe in peer to peer lending (I am a lender also) and I am in a time crunch as school starts in late August and the tuition is due three weeks after t

My financial situation:
I am a good candidate for this loan because I just got a large raise along with a promotion.

Monthly net income: $ 5800.00

Monthly expenses: $
  Housing: $ 1450
  Insurance: $ 120
  Car expenses: $ 90
  Utilities: $ 200
  Phone, cable, internet: $ 120
  Food, entertainment: $ 60
  Clothing, household expenses $ 100
  Credit cards and other loans: $ 750
  Other expenses: $ 400
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

nodrivelpls	$25.00	$25.00	7/23/2009 3:59:39 PM
888168	$25.00	$25.00	7/23/2009 4:00:29 PM
gilbow	$25.00	$25.00	7/23/2009 4:01:40 PM
Trojan1976	$25.00	$25.00	7/23/2009 4:00:50 PM
jbarron	$25.00	$25.00	7/23/2009 3:59:54 PM
figs4u2	$200.00	$200.00	7/23/2009 4:00:21 PM
Josta	$50.00	$50.00	7/23/2009 4:01:35 PM
TennSquire	$25.00	$25.00	7/23/2009 4:01:06 PM
anton	$25.00	$25.00	7/23/2009 4:02:01 PM
money2k	$25.00	$25.00	7/23/2009 4:02:11 PM
Syzygy	$25.00	$25.00	7/23/2009 4:12:53 PM
Champpilot	$50.00	$35.09	7/23/2009 4:02:16 PM
Flying_Tilapia	$40.00	$40.00	7/25/2009 9:01:03 PM
building_community	$48.00	$48.00	7/26/2009 5:39:20 PM
scamps	$50.00	$50.00	7/29/2009 10:08:38 PM
planky	$50.00	$50.00	8/4/2009 1:32:37 PM
qkinger	$50.00	$50.00	8/4/2009 6:32:58 PM
I_want_to_help_you	$25.00	$25.00	8/4/2009 11:04:11 PM
Ruddyboy	$33.07	$33.07	8/5/2009 12:48:44 AM
CA_Lender	$25.00	$25.00	8/5/2009 5:47:55 AM
kermitdafrog	$25.79	$25.79	8/5/2009 12:40:05 PM
UCLA4life	$25.00	$25.00	8/5/2009 3:03:44 PM
Gaelicman	$100.00	$100.00	8/5/2009 4:46:47 PM
Feyenoord	$25.00	$25.00	8/5/2009 8:53:54 PM
HenlopenCapital	$25.00	$25.00	8/6/2009 6:44:01 AM
Leshan	$50.00	$50.00	8/6/2009 7:27:49 AM
JauaFlash	$25.00	$25.00	8/6/2009 10:54:39 AM
daekpon	$50.00	$50.00	8/6/2009 1:23:03 PM
Engineer44	$25.00	$25.00	8/6/2009 3:57:36 PM
bankojerry	$50.00	$50.00	8/6/2009 3:55:46 PM
ualf	$50.00	$50.00	7/23/2009 4:00:34 PM
mrzz	$25.00	$25.00	7/23/2009 4:01:02 PM
lagnisiruk	$25.00	$25.00	7/23/2009 4:01:57 PM
Artist_Blue	$25.00	$25.00	7/23/2009 4:00:40 PM
SNH	$25.00	$25.00	7/23/2009 3:59:17 PM
GElender	$50.00	$50.00	7/23/2009 4:01:13 PM
Weaverville	$75.00	$75.00	7/23/2009 4:01:10 PM
kegs	$250.00	$250.00	7/23/2009 4:02:08 PM
beyondmanagement	$25.00	$25.00	7/23/2009 4:01:16 PM
don8ter	$25.00	$25.00	7/23/2009 4:01:21 PM
Rogelio48	$25.00	$25.00	7/23/2009 4:13:40 PM
bondhedger	$25.00	$25.00	7/24/2009 8:15:18 AM
happyskippy0208	$25.00	$25.00	7/24/2009 9:21:27 AM
Credit2Prosper	$25.00	$25.00	7/24/2009 10:07:59 AM
rockhound84	$25.00	$25.00	7/24/2009 4:42:08 PM
donenzo	$25.00	$25.00	7/24/2009 11:10:55 PM
fortytwo	$70.00	$70.00	7/25/2009 9:02:00 PM
dudebrah	$25.00	$25.00	7/27/2009 4:43:19 PM
RKLFinancial	$98.84	$98.84	7/28/2009 6:20:05 PM
junes08	$50.00	$50.00	7/30/2009 5:33:29 AM
Snoopylover	$25.00	$25.00	7/30/2009 1:37:52 PM
Bobafet	$25.00	$25.00	7/31/2009 5:14:15 PM
stonehillloans	$25.00	$25.00	8/1/2009 4:56:17 AM
aultraman	$25.00	$25.00	8/2/2009 1:36:46 PM
twjh	$25.00	$25.00	8/3/2009 4:38:43 PM
peregrine	$25.00	$25.00	8/3/2009 6:20:13 PM
q4golf	$25.00	$25.00	8/3/2009 6:13:28 PM
Gaelicman	$125.00	$125.00	8/3/2009 10:34:06 PM
Dollars4Rent	$25.00	$25.00	8/3/2009 7:42:12 PM
JCM_MN	$50.00	$50.00	8/4/2009 4:58:39 AM
interstellar	$40.00	$40.00	8/4/2009 9:45:43 AM
zento	$25.00	$25.00	8/4/2009 11:43:12 AM
CMDCO	$50.00	$50.00	8/4/2009 1:29:31 PM
MoneyForNothing	$50.00	$50.00	8/4/2009 3:43:20 PM
colorfulgardener	$50.00	$50.00	8/4/2009 5:04:26 PM
albertoeba	$30.00	$30.00	8/4/2009 10:02:52 PM
PeePaw	$25.00	$25.00	8/5/2009 7:44:09 AM
Bill88	$50.00	$50.00	8/5/2009 9:30:54 AM
LarryNY	$25.00	$25.00	8/5/2009 11:46:07 AM
pumatrap	$25.00	$25.00	8/5/2009 5:08:52 PM
BlueProteus	$25.00	$25.00	8/5/2009 5:09:27 PM
jbloans	$25.00	$25.00	8/5/2009 5:21:48 PM
selvamfinance	$25.00	$25.00	8/5/2009 5:44:54 PM
Bait989	$29.21	$29.21	8/5/2009 9:28:16 PM
martymaniaman	$25.00	$25.00	8/6/2009 5:40:33 AM
money-expert	$50.00	$50.00	8/6/2009 6:24:53 AM
BLKLOC11	$50.00	$50.00	8/6/2009 10:13:04 AM
silver-explorer	$25.00	$25.00	8/6/2009 11:25:14 AM
simiray	$25.00	$25.00	8/6/2009 10:02:30 AM
maga	$50.00	$50.00	8/6/2009 2:57:45 PM
Moe87	$25.00	$25.00	8/6/2009 2:52:29 PM
81 bids
Borrower Payment Dependent Notes Series 417989
This series of Notes was issued and sold upon the funding of the borrower loan #38206, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$11,500.00	Prosper Rating:	AA	Auction start date:	Jul-24-2009
Term:	36 months	Estimated loss:	1.5%	Auction end date:	Aug-07-2009

Starting lender yield:	15.00%	Starting borrower rate/APR:	16.00% / 18.18%	Starting monthly payment:	$404.31
Final lender yield:	10.00%	Final borrower rate/APR:	11.00% / 13.12%	Final monthly payment:	$376.50

Auction yield range:	3.23% - 15.00%	Estimated loss impact:	1.51%
Lender servicing fee:	1.00%	Estimated return:	8.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1997	Debt/Income ratio:	14%
Credit score:	800-820 (Jul-2009)	Current / open credit lines:	9 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	19	Length of status:	1y 11m
Amount delinquent:	$0	Revolving credit balance:	$20,145	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	godoloju	Borrower's state:	Utah	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high interest CC
Debt consolidation & paying off high interest credit cards.

Introduction rate expired on my CC and I would like to pay it off due to the ridiculous high interest rate. Current credit markets have made it more difficult to bounce from intro to intro so I'm just going to pay off some debt!

I've been a lender on Prosper for many years, this is my first time being a borrower!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, Can you list outstanding debts that will be paid with this loan and associated interest rates? Thanks - thevisiblehand
A: Prosper Fee's, CC $7,500 @ 27%, Revolving line of credit $4000 @ 12% (hoping that the rate gets bid down, but I'd take a higher rate for the 3 year amortization and check book liquidity). Really interested in just getting student loans and credit card paid off. (Jul-31-2009)
Q: Do you have positive equity in the house? - Pu239
A: Yes, purchased a short sale 12 months ago and have since finished the basement (2 more bedrooms) and revived the dead yard. It's hard to tell exactly what the house is worth at the moment, but we're in good shape. It sold for almost 2x what we paid for it about 3 years ago. (Jul-31-2009)
Q: Why did you have 3 inquires in the past 6 months? - p2ploan-sensation211
A: I'm not sure. We re-financed the mortgage to a lower rate 2 months ago, but I was under the impression that they didn't have to re-run my credit. Haven't applied for any loans other than this prosper loan. I'll have to look into it. (Jul-31-2009)
3 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

greeninspirit	$25.00	$25.00	7/24/2009 4:12:21 PM
truth-companion	$25.00	$25.00	7/24/2009 4:13:13 PM
CorporateT00l	$25.00	$25.00	7/24/2009 4:12:34 PM
108lender	$75.00	$75.00	7/24/2009 4:12:41 PM
Artist_Blue	$25.00	$25.00	7/24/2009 4:13:24 PM
larrybird	$250.00	$250.00	7/24/2009 4:15:34 PM
lagnisiruk	$25.00	$25.00	7/24/2009 4:13:44 PM
totoro	$25.00	$25.00	7/24/2009 4:16:10 PM
YoungTaxMan	$25.00	$25.00	7/24/2009 4:12:47 PM
bchen78875	$50.00	$50.00	7/24/2009 4:15:03 PM
Avala	$25.00	$25.00	7/24/2009 4:15:18 PM
RoyFauntleroy	$25.00	$25.00	7/24/2009 4:15:23 PM
DukSerduk	$25.00	$25.00	7/24/2009 4:16:17 PM
Sid-K	$50.00	$50.00	7/24/2009 4:14:29 PM
a-harmonious-deal	$25.00	$25.00	7/24/2009 4:14:34 PM
unclejaef	$25.00	$25.00	7/24/2009 4:14:38 PM
Credit2Prosper	$50.00	$50.00	7/24/2009 4:17:12 PM
RSV	$25.00	$25.00	7/24/2009 4:15:49 PM
availableloan	$25.00	$25.00	7/24/2009 5:46:45 PM
Guiren	$50.00	$50.00	7/25/2009 11:56:48 AM
fortytwo	$50.00	$50.00	7/25/2009 9:13:02 PM
lend4life13	$278.07	$278.07	7/27/2009 9:00:56 AM
windfall46	$25.00	$25.00	7/27/2009 9:52:23 AM
greenb	$25.00	$25.00	7/27/2009 10:23:01 AM
bobd32	$25.00	$25.00	7/27/2009 12:15:28 PM
gdbanks	$25.00	$25.00	7/28/2009 7:12:04 AM
elated-justice	$25.00	$25.00	7/28/2009 10:00:00 AM
julijask	$25.00	$25.00	7/28/2009 11:46:43 AM
financelover	$25.00	$25.00	7/28/2009 1:51:44 PM
GAOGERAM_BANK	$25.00	$25.00	7/28/2009 6:02:45 PM
investorrr	$25.00	$25.00	7/28/2009 11:26:42 PM
greenback-floret	$25.00	$25.00	7/29/2009 9:32:13 AM
Theboof	$25.00	$25.00	7/29/2009 9:32:50 AM
nimble-revenue	$75.00	$62.89	7/29/2009 1:26:47 PM
Veloce	$25.00	$25.00	7/29/2009 12:27:32 PM
mathprof	$25.00	$25.00	7/30/2009 10:17:22 AM
IceFisherman	$50.00	$50.00	7/30/2009 1:12:29 PM
sloak	$25.00	$25.00	7/30/2009 3:31:22 PM
gilbow	$25.00	$25.00	7/30/2009 3:31:42 PM
atlgator	$25.00	$25.00	7/30/2009 4:17:21 PM
red-sublime-return	$25.00	$25.00	7/31/2009 7:20:16 AM
sisepuede	$25.00	$25.00	7/31/2009 9:32:01 AM
square_panda	$25.00	$25.00	7/31/2009 10:48:16 AM
the-silver-blaster	$25.00	$25.00	7/31/2009 12:03:56 PM
help_each_other	$25.00	$25.00	7/31/2009 3:56:28 PM
slartibardfast	$30.00	$30.00	7/31/2009 5:35:36 PM
Rips	$25.00	$25.00	8/1/2009 6:26:28 AM
Hexnut	$50.00	$50.00	8/1/2009 2:36:23 PM
cardelt	$25.00	$25.00	8/1/2009 7:37:15 PM
UESbank	$50.00	$50.00	8/2/2009 1:35:32 AM
skuba	$50.00	$50.00	8/1/2009 11:50:29 PM
BoutYeBank	$25.00	$25.00	8/2/2009 1:20:31 PM
jblack01	$25.00	$25.00	8/3/2009 7:45:25 AM
hope-eagle6	$25.00	$25.00	8/3/2009 9:30:43 AM
Feyenoord	$25.00	$25.00	8/3/2009 1:25:46 PM
aajwm	$50.00	$50.00	8/3/2009 12:02:02 PM
bigdogsafety1	$50.00	$50.00	8/3/2009 3:15:47 PM
virtualbank	$25.00	$25.00	8/3/2009 3:15:55 PM
dfl	$50.00	$50.00	8/3/2009 4:53:24 PM
houli123	$25.00	$25.00	8/3/2009 5:37:49 PM
Brainworm	$25.00	$25.00	8/3/2009 5:43:42 PM
HenryK7	$55.23	$55.23	8/3/2009 6:23:30 PM
szetheli	$85.00	$85.00	8/3/2009 6:41:45 PM
neenerman	$25.00	$25.00	8/4/2009 6:05:13 AM
JJS180	$25.00	$25.00	8/4/2009 11:53:49 AM
kaykarun	$50.00	$50.00	8/4/2009 11:54:04 AM
Msbutterfly	$25.00	$25.00	8/4/2009 11:54:09 AM
Wart126	$25.00	$25.00	8/4/2009 11:30:28 AM
jldallover	$25.00	$25.00	8/4/2009 11:53:50 AM
Sumach	$25.00	$25.00	8/4/2009 11:53:37 AM
dumbass	$25.00	$25.00	8/4/2009 4:40:16 PM
Goodlender42	$25.00	$25.00	8/4/2009 7:05:23 PM
deepventures	$25.00	$25.00	8/4/2009 8:16:07 PM
fotep-financial	$25.00	$25.00	8/4/2009 6:45:15 PM
bowdish1	$50.00	$50.00	8/4/2009 8:16:33 PM
danielamity	$25.00	$25.00	8/4/2009 8:45:41 PM
authentic-deal8	$25.00	$25.00	8/4/2009 8:17:42 PM
cny_loans	$25.00	$25.00	8/5/2009 9:40:42 AM
cool_kubera	$50.00	$50.00	8/5/2009 12:10:48 PM
aesop	$25.00	$25.00	8/5/2009 12:10:29 PM
palpbert	$25.00	$25.00	8/5/2009 4:07:10 PM
52digital	$25.00	$25.00	8/5/2009 4:26:00 PM
Railbird	$25.00	$25.00	8/5/2009 4:30:41 PM
kindofaloaner	$25.00	$25.00	8/5/2009 4:26:16 PM
Boxhead	$25.00	$25.00	8/5/2009 4:26:08 PM
wormdc	$25.00	$25.00	8/5/2009 4:26:14 PM
shellstar	$25.00	$25.00	8/5/2009 4:30:40 PM
kayden	$25.00	$25.00	8/5/2009 7:45:28 PM
giannyny	$25.00	$25.00	8/5/2009 6:40:10 PM
Snoopylover	$25.00	$25.00	8/5/2009 7:11:44 PM
rulender	$49.73	$49.73	8/6/2009 7:26:05 AM
ALVO	$64.64	$64.64	8/5/2009 9:45:21 PM
Patrician	$25.00	$25.00	8/6/2009 8:55:11 AM
Sixmil	$25.00	$25.00	8/6/2009 9:57:48 AM
member874	$25.00	$25.00	8/6/2009 9:58:36 AM
fireupthegrill	$25.00	$25.00	8/6/2009 10:11:23 AM
Auditman	$50.00	$50.00	8/6/2009 11:46:16 AM
gogmagog	$37.17	$37.17	8/6/2009 10:00:50 AM
aislinnn	$25.00	$25.00	8/6/2009 2:56:55 PM
CARedBull	$60.00	$60.00	8/6/2009 9:00:28 PM
maccpro1	$50.00	$50.00	8/6/2009 7:35:03 PM
Cherrypicker	$50.00	$50.00	8/6/2009 8:46:49 PM
littlemonkey	$50.00	$50.00	8/7/2009 1:29:56 AM
treeline	$50.00	$50.00	8/7/2009 5:55:18 AM
OzGuy609	$25.00	$25.00	8/7/2009 5:03:53 AM
MoneyForNothing	$25.00	$25.00	8/7/2009 6:33:54 AM
cash2lendu	$25.00	$25.00	8/7/2009 7:04:49 AM
broepke	$25.00	$25.00	8/7/2009 6:50:25 AM
earth70s	$25.00	$25.00	8/7/2009 7:42:16 AM
TK4	$25.00	$25.00	8/7/2009 10:10:18 AM
econgineer	$36.08	$36.08	8/7/2009 10:28:10 AM
wrchism	$25.88	$25.88	8/7/2009 11:36:15 AM
Norcal	$25.00	$25.00	8/7/2009 11:21:44 AM
John_14_6	$25.00	$25.00	8/7/2009 11:37:59 AM
BayShell	$40.00	$40.00	8/7/2009 11:40:14 AM
Rogelio48	$25.00	$25.00	8/7/2009 12:02:23 PM
mikeleib	$25.00	$25.00	8/7/2009 12:42:50 PM
cingular	$25.00	$25.00	8/7/2009 12:45:24 PM
mortyscastle	$25.00	$25.00	8/7/2009 12:51:25 PM
inspiring-leverage6	$25.00	$25.00	8/7/2009 1:11:05 PM
TigerForce	$500.00	$500.00	8/7/2009 1:00:14 PM
suburbanman64	$50.00	$50.00	8/7/2009 1:05:10 PM
laststrawman	$25.00	$25.00	8/7/2009 1:25:30 PM
Tasmir	$25.00	$25.00	8/7/2009 1:25:46 PM
sunnysally	$50.00	$50.00	8/7/2009 1:24:40 PM
wamozart	$25.00	$25.00	8/7/2009 1:25:51 PM
busyguy07	$25.00	$25.00	8/7/2009 1:48:30 PM
G8TB8K	$25.00	$25.00	8/7/2009 1:56:47 PM
kayakg	$25.00	$25.00	8/7/2009 2:01:33 PM
damage	$25.00	$25.00	8/7/2009 2:35:12 PM
MrCoffee	$50.00	$50.00	8/7/2009 2:27:30 PM
ITFDEE	$25.00	$25.00	8/7/2009 3:10:16 PM
welovebutterflies	$94.59	$94.59	8/7/2009 2:48:49 PM
jscope	$25.00	$25.00	8/7/2009 2:31:43 PM
unfixer	$25.00	$25.00	8/7/2009 3:50:23 PM
kubien	$25.00	$25.00	8/7/2009 3:51:51 PM
Discinc	$247.29	$247.29	8/7/2009 3:46:48 PM
maga	$100.00	$100.00	8/7/2009 2:56:37 PM
mlbox3k	$25.00	$25.00	8/7/2009 3:51:14 PM
jigsawhc	$30.00	$30.00	8/7/2009 3:42:49 PM
888168	$50.00	$50.00	7/24/2009 4:13:30 PM
zento	$25.00	$25.00	7/24/2009 4:12:38 PM
kegs	$250.00	$250.00	7/24/2009 4:15:40 PM
krishopper	$25.00	$25.00	7/24/2009 4:13:59 PM
Syzygy	$25.00	$25.00	7/24/2009 4:14:48 PM
puifais	$25.00	$25.00	7/24/2009 4:14:07 PM
sas19	$25.00	$25.00	7/24/2009 4:14:19 PM
tallcoolone	$25.00	$25.00	7/24/2009 4:16:36 PM
kyomoon	$100.00	$100.00	7/24/2009 4:16:56 PM
rjleves	$25.00	$25.00	7/24/2009 4:16:23 PM
here2lend	$25.00	$25.00	7/24/2009 5:11:57 PM
DeltaComputerGuy	$25.00	$25.00	7/24/2009 8:11:39 PM
thegreatone	$25.00	$25.00	7/25/2009 10:26:37 PM
YogaDude34	$100.00	$100.00	7/27/2009 9:01:32 AM
abuyama22	$25.00	$25.00	7/27/2009 10:37:37 AM
keyfig	$25.00	$25.00	7/27/2009 12:02:33 PM
OLYVRC	$25.00	$25.00	7/27/2009 12:26:42 PM
tylerfd	$25.00	$25.00	7/27/2009 12:26:49 PM
eyal0	$25.00	$25.00	7/28/2009 5:22:22 AM
BankOfShaun	$25.00	$25.00	7/27/2009 11:11:45 PM
yenom	$25.00	$25.00	7/28/2009 10:07:11 AM
market-assembler	$25.00	$25.00	7/28/2009 11:06:53 AM
cyberie21	$40.00	$40.00	7/28/2009 4:32:58 PM
anton	$25.00	$25.00	7/28/2009 5:33:26 PM
MrDavid	$50.00	$50.00	7/28/2009 6:47:32 PM
albatross897	$25.00	$25.00	7/28/2009 8:06:55 PM
LarWit1512	$25.00	$25.00	7/29/2009 1:21:35 PM
vegibenz	$25.00	$25.00	7/29/2009 1:20:34 PM
kenji4861	$40.89	$40.89	7/30/2009 8:51:46 AM
kinetic-truth	$25.00	$25.00	7/30/2009 9:31:50 AM
zhiguli	$50.00	$50.00	7/30/2009 3:33:26 PM
MidnightBank	$25.00	$25.00	7/30/2009 2:48:10 PM
Vacs4u	$25.00	$25.00	7/30/2009 3:31:25 PM
incbx	$50.00	$50.00	7/30/2009 3:34:05 PM
thedoctor	$25.00	$25.00	7/30/2009 4:17:26 PM
gravbox	$25.00	$25.00	7/30/2009 3:31:47 PM
thecid	$25.00	$25.00	7/30/2009 8:42:26 PM
GElender	$50.00	$50.00	7/31/2009 6:22:07 AM
cheng	$25.00	$25.00	7/31/2009 6:55:27 AM
grf1945	$25.00	$25.00	7/31/2009 9:02:29 AM
Pu239	$50.00	$50.00	7/31/2009 4:26:18 PM
mrzz	$25.00	$25.00	7/31/2009 5:20:01 PM
Castellan	$25.00	$25.00	7/31/2009 7:06:00 PM
BoughtTheFarm	$25.00	$25.00	8/1/2009 7:24:31 AM
SafeSaxa	$25.00	$25.00	8/2/2009 3:40:10 AM
ALL-PRIME	$25.00	$25.00	8/2/2009 8:51:04 AM
fair_rates	$25.00	$25.00	8/2/2009 8:52:23 AM
mizount	$25.00	$25.00	8/2/2009 11:40:11 AM
AndersenWatcher	$25.00	$25.00	8/2/2009 2:30:31 PM
jetblack	$50.00	$50.00	8/2/2009 8:55:11 PM
FecundFinancier	$25.00	$25.00	8/3/2009 6:22:28 AM
Algaes	$25.00	$25.00	8/3/2009 8:25:23 AM
Octavian315	$50.00	$50.00	8/3/2009 8:40:19 AM
Iwantahelp	$25.00	$25.00	8/3/2009 9:00:19 AM
Havana21	$500.00	$500.00	8/3/2009 10:28:08 AM
SkipMcGrath	$30.42	$30.42	8/3/2009 10:36:18 AM
Okeey	$25.00	$25.00	8/3/2009 11:10:17 AM
phi2	$25.00	$25.00	8/3/2009 12:00:51 PM
cash-sensai2	$25.00	$25.00	8/3/2009 3:00:22 PM
meow8705	$25.00	$25.00	8/3/2009 5:37:54 PM
ouiemyster06	$50.00	$50.00	8/3/2009 5:40:20 PM
greenwell	$47.62	$47.62	8/3/2009 5:44:20 PM
BigMonkey	$25.00	$25.00	8/3/2009 7:00:48 PM
TheRiver08	$25.00	$25.00	8/3/2009 10:15:32 PM
taylodo	$45.00	$45.00	8/3/2009 8:44:09 PM
Binan	$25.00	$25.00	8/4/2009 11:54:01 AM
minista	$25.00	$25.00	8/4/2009 12:15:59 PM
hope-amigo	$25.00	$25.00	8/4/2009 11:53:43 AM
George2384	$25.00	$25.00	8/4/2009 12:27:57 PM
haryassman	$25.00	$25.00	8/4/2009 3:50:16 PM
ChristopherHS	$25.00	$25.00	8/4/2009 2:20:00 PM
YellowJacket	$25.00	$25.00	8/4/2009 5:15:50 PM
juiceman818	$25.00	$25.00	8/4/2009 5:31:09 PM
Jassi	$50.00	$50.00	8/4/2009 7:00:15 PM
tornandfrayed	$25.00	$25.00	8/4/2009 7:05:39 PM
durable-trade	$25.00	$25.00	8/4/2009 8:16:35 PM
Faura	$25.00	$25.00	8/4/2009 8:50:14 PM
shamil45	$25.00	$25.00	8/5/2009 7:31:48 AM
money-shaker	$25.00	$25.00	8/5/2009 7:31:18 AM
jfd287	$25.00	$25.00	8/5/2009 9:16:29 AM
Sigonio	$25.00	$25.00	8/5/2009 9:18:46 AM
NATIVEBORN	$50.00	$50.00	8/5/2009 9:18:05 AM
TJ-Financial-Group	$55.00	$55.00	8/5/2009 9:21:04 AM
Makemony	$50.00	$50.00	8/5/2009 1:23:35 PM
sparky1129	$25.00	$25.00	8/5/2009 2:40:08 PM
rbotterbLLC	$25.00	$25.00	8/5/2009 3:01:32 PM
WeshaTheLeopard	$25.00	$25.00	8/5/2009 4:21:04 PM
TheBestDad	$25.00	$25.00	8/5/2009 4:25:34 PM
leftcoast52	$25.00	$25.00	8/5/2009 4:26:20 PM
LordKinbote	$25.00	$25.00	8/5/2009 4:24:39 PM
BlindProphet	$25.00	$25.00	8/5/2009 4:26:21 PM
PatRichi	$25.00	$25.00	8/5/2009 4:22:41 PM
USMC0311	$25.00	$25.00	8/5/2009 4:23:43 PM
wise-silver-wonder	$25.00	$25.00	8/5/2009 4:24:07 PM
wjf60	$35.55	$35.55	8/5/2009 4:25:21 PM
soccerchamp213	$25.00	$25.00	8/5/2009 4:26:30 PM
Kerensky	$29.80	$29.80	8/5/2009 4:28:54 PM
RB_Double-A_Bravo	$25.00	$25.00	8/5/2009 4:30:38 PM
hodap2001	$25.00	$25.00	8/5/2009 4:30:43 PM
HenlopenCapital	$25.00	$25.00	8/6/2009 6:46:13 AM
bkb7484	$25.00	$25.00	8/6/2009 4:27:28 AM
sfd	$50.00	$50.00	8/6/2009 9:57:27 AM
shawnw2	$25.00	$25.00	8/6/2009 9:31:19 AM
woodenshoes	$81.26	$81.26	8/6/2009 9:56:11 AM
wwwUniversal	$25.00	$25.00	8/6/2009 10:15:33 AM
causr08	$50.00	$50.00	8/6/2009 2:45:19 PM
brstern2	$25.00	$25.00	8/6/2009 1:27:36 PM
pakrbkr	$25.00	$25.00	8/6/2009 4:52:10 PM
platinum-waterfall	$75.00	$75.00	8/6/2009 7:36:46 PM
Kelor99	$25.00	$25.00	8/6/2009 7:53:45 PM
kushbomb	$83.00	$83.00	8/6/2009 8:42:19 PM
aganippe	$50.00	$50.00	8/6/2009 7:48:16 PM
amlu1988	$50.00	$50.00	8/6/2009 8:36:17 PM
GenerousGentleMan	$25.00	$25.00	8/7/2009 12:50:14 AM
rakey	$25.00	$25.00	8/7/2009 2:30:19 AM
kanewna	$50.00	$50.00	8/7/2009 4:46:21 AM
htargett	$25.00	$25.00	8/7/2009 6:16:40 AM
Johnab	$50.00	$50.00	8/7/2009 6:51:18 AM
cash2lendu	$50.00	$50.00	8/7/2009 7:17:14 AM
Sonihal	$73.42	$73.42	8/7/2009 8:15:05 AM
newfoundation	$25.00	$25.00	8/7/2009 8:46:26 AM
JMY1	$25.00	$25.00	8/7/2009 8:49:10 AM
octoberfresh	$25.00	$25.00	8/7/2009 9:14:15 AM
ADenny	$25.00	$25.00	8/7/2009 9:36:50 AM
JerryB96	$25.00	$25.00	8/7/2009 10:27:59 AM
StarFundingSource	$25.00	$25.00	8/7/2009 11:24:10 AM
KeepOnRunning	$50.00	$50.00	8/7/2009 11:30:35 AM
hydrolucid	$25.00	$25.00	8/7/2009 11:35:59 AM
jpjazzman	$35.00	$35.00	8/7/2009 11:56:17 AM
tsui517	$25.00	$25.00	8/7/2009 12:10:45 PM
shanedog	$25.00	$25.00	8/7/2009 12:18:33 PM
Kijib	$25.00	$25.00	8/7/2009 12:35:14 PM
liberty-equilibrium	$90.00	$90.00	8/7/2009 12:17:24 PM
TheReaderRabbit	$25.00	$25.00	8/7/2009 12:26:57 PM
bugleusmc	$30.00	$30.00	8/7/2009 12:41:34 PM
porkhelmet	$25.00	$25.00	8/7/2009 1:23:04 PM
K2Outlaws	$25.00	$25.00	8/7/2009 1:25:44 PM
Sofar	$25.00	$25.00	8/7/2009 1:45:14 PM
sanjl79	$30.55	$30.55	8/7/2009 1:40:23 PM
ets2011	$25.00	$25.00	8/7/2009 2:00:49 PM
pbandjb	$25.00	$25.00	8/7/2009 1:51:09 PM
seattleslug	$27.93	$27.93	8/7/2009 2:16:14 PM
jpmusic	$25.00	$25.00	8/7/2009 2:16:03 PM
Red4Golf	$25.00	$25.00	8/7/2009 2:35:15 PM
Remiss	$25.00	$25.00	8/7/2009 2:10:18 PM
shawndw	$25.00	$25.00	8/7/2009 2:20:18 PM
abidos	$25.00	$25.00	8/7/2009 2:25:16 PM
majormoves1	$25.00	$25.00	8/7/2009 3:25:33 PM
lasalle123	$100.00	$100.00	8/7/2009 3:28:37 PM
top-radiant-funds	$75.00	$75.00	8/7/2009 2:46:41 PM
SimonHova	$27.99	$27.99	8/7/2009 3:50:43 PM
OldestBrother	$50.00	$50.00	8/7/2009 3:51:25 PM
mjcjmm4407	$25.00	$25.00	8/7/2009 3:50:54 PM
UHcougars	$25.00	$25.00	8/7/2009 4:09:02 PM
294 bids
Borrower Payment Dependent Notes Series 418185
This series of Notes was issued and sold upon the funding of the borrower loan #38200, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	B	Auction start date:	Jul-27-2009
Term:	36 months	Estimated loss:	5.0%	Auction end date:	Aug-10-2009

Starting lender yield:	13.97%	Starting borrower rate/APR:	14.97% / 18.64%	Starting monthly payment:	$34.65
Final lender yield:	12.99%	Final borrower rate/APR:	13.99% / 17.64%	Final monthly payment:	$34.17

Auction yield range:	6.23% - 13.97%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Feb-1994	Debt/Income ratio:	21%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	5 / 5	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	17	Length of status:	6y 6m
Amount delinquent:	$406	Revolving credit balance:	$17,749	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	11	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	shannabeast	Borrower's state:	Delaware	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	14 ( 100% )	720-740 (Latest)
Principal borrowed:	$1,000.00	< mo. late:	0 ( 0% )	720-740 (May-2008)
Principal balance:	$550.20	1+ mo. late:	0 ( 0% )
Total payments billed:	14
Description
Home improvements moving expenses
Purpose of loan:
Just bought a house need some home improvement and moving expenses

My financial situation:
I am a good candidate for this loan because I have a full time job
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

chkrvrty	$25.00	$25.00	7/27/2009 1:04:07 PM
LibbyZ	$32.83	$32.83	7/29/2009 8:56:38 AM
BankOfShaun	$25.00	$25.00	7/29/2009 11:26:41 AM
MidnightBank	$25.00	$25.00	7/31/2009 2:34:23 PM
Syzygy	$25.00	$25.00	8/4/2009 2:14:23 PM
the-owner	$25.00	$25.00	8/8/2009 1:11:56 AM
GoodiesWarehouse	$75.00	$75.00	8/9/2009 3:18:58 PM
autoconnection	$26.00	$15.62	8/10/2009 9:53:14 AM
SS123	$50.00	$50.00	8/10/2009 10:41:27 AM
bbrelo	$50.00	$50.00	8/4/2009 1:17:39 PM
mykeystoy	$25.00	$25.00	8/6/2009 5:06:48 AM
Cherrypicker	$29.93	$29.93	8/6/2009 9:17:01 PM
myduck	$75.00	$75.00	8/7/2009 5:58:49 PM
Oakland	$50.00	$50.00	8/7/2009 6:07:47 PM
nevetsnosliw1	$25.00	$25.00	8/7/2009 10:37:39 PM
carmat60	$25.00	$25.00	8/9/2009 12:37:27 AM
jtc26	$50.00	$50.00	8/9/2009 9:58:29 AM
paceme1	$35.00	$35.00	8/9/2009 3:35:01 PM
GATrust	$50.00	$50.00	8/9/2009 6:47:24 PM
buckyhead2000	$25.00	$25.00	8/10/2009 1:01:23 AM
Leshan	$50.00	$50.00	8/10/2009 9:21:54 AM
BradyKP	$50.00	$50.00	8/10/2009 8:58:49 AM
ocifer50	$25.00	$25.00	8/10/2009 12:43:08 PM
gdbls	$50.00	$50.00	8/10/2009 12:43:51 PM
Champion_Lending	$25.00	$25.00	8/10/2009 12:20:44 PM
dudebrah	$25.00	$25.00	8/10/2009 12:23:51 PM
skaught	$36.62	$36.62	8/10/2009 12:25:53 PM
27 bids
Borrower Payment Dependent Notes Series 419053
This series of Notes was issued and sold upon the funding of the borrower loan #38220, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,250.00	Prosper Rating:	HR	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	19.0%	Auction end date:	Aug-08-2009

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.30%	Starting monthly payment:	$56.55
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.30%	Final monthly payment:	$56.55

Auction yield range:	17.23% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jan-1989	Debt/Income ratio:	30%
Credit score:	600-620 (Jul-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	43	Length of status:	3y 10m
Amount delinquent:	$535	Revolving credit balance:	$1,179	Occupation:	Clerical
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	46%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	10	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	3boymama	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	55 ( 100% )	600-620 (Latest)
Principal borrowed:	$2,600.00	< mo. late:	0 ( 0% )	640-660 (Dec-2007) (Apr-2006)
Principal balance:	$889.45	1+ mo. late:	0 ( 0% )
Total payments billed:	55
Description
NO RISK- Expand Business/ Pay Debit
Purpose of loan:
This loan will be used to help?me expand my?Mary Kay business, pay off the last of my credit card debit, and refinish our hardwood floors.

1)? $400 for "extra" inventory of my Mary Kay business.? I am having a large Open House at the end of August and?want to make sure I have plenty?of inventory for the "sale".? I typically make $500 profit monthly from my Mary Kay sales.? This includes re-orders from my existing customer base as well as new orders?which shows?my business is continuing to grow.? I also plan to add my Mary Kay business to the Mary Kay website with the profits from this upcoming Open House.?

2)? $535 to pay off a delinquint amount from an old?credit card.? I have worked hard over the past 5 years to pay off all my credit cards, and this will free me from the last one.? It will also eliminate the $60 listed below under "credit cards".

3)? The reminder is for refinishing our hardwood floors so my son's allergies will not be so severe.? We tore up all the carpet and?all we need is a little extra cash to get this project completed before the end of summer, mainly?to rent a sander and purchase the high-gloss finish.?

*****I have borrowed from Prosper before, and paid back one $1000.00?loan in full and my current loan will be paid off in December 2010 (already half paid off with only $887 to go).? I can easily handle this monthly payment and you can feel secure in lending to me based on my past loans with Prosper.com.

My financial situation:
I am a good candidate for this loan because both my husband and I have full-time secure?employment.? I also sell Mary Kay and have a decent customer base that is growing.

I have taken out two previous loan with Prosper.? I have ?successfully paid off?one with all 36 payments on-time.? I?have also made timely?payments on the current loan and will have that paid off in December 2010 (or before).? I was able to make both of these loan payments at the same time?without any problems.?

My expenses are considerably less than my income.

Monthly net income: $ 3054.00 (this includes $500 monthly from my Mary Kay business)

Monthly expenses:??
??Housing: $ 150?/?House?Insurance: $ 40
??Car expenses: $ 358?
??Utilities: $ 120
??Credit cards: $60
??Prosper Loan:? $61.10

**The HR rating is because I am okay with the interest rate and do not need for lenders to be able to bid it down.**

**I own my home and the $150 is for a second mortgage that was used for a new roof and a new energy-efficient natural gas furnace.? Loan was for $13,000 and home is worth?5 times that.**

**?My debit/income ratio is actuall lower than the 30% listed above as the total above does not figure in my Mary Kay income.**
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

planky	$50.00	$50.00	8/3/2009 11:17:23 AM
sweety075	$25.00	$25.00	8/3/2009 3:43:51 PM
aztocas	$50.00	$50.00	8/3/2009 11:20:38 PM
AndyT1999	$50.00	$50.00	8/4/2009 1:47:55 PM
mroc237	$78.45	$78.45	8/7/2009 12:32:10 PM
mroc237	$250.00	$250.00	8/7/2009 12:18:44 PM
Engineer44	$30.00	$30.00	8/7/2009 6:19:55 PM
asian808	$25.00	$25.00	8/7/2009 7:18:57 PM
MrBadExample	$200.00	$200.00	8/7/2009 8:23:10 PM
RainyDayFunds	$25.00	$25.00	8/7/2009 10:58:56 PM
Wyatte	$100.00	$36.26	8/8/2009 4:52:18 PM
periko	$50.00	$50.00	8/3/2009 11:53:39 PM
dextro	$50.00	$50.00	8/5/2009 4:22:45 PM
MONEY_IN_THE_BANK	$48.74	$48.74	8/5/2009 6:14:15 PM
bobd32	$25.00	$25.00	8/6/2009 11:35:44 AM
california5andime	$25.00	$25.00	8/6/2009 4:15:16 PM
jules3304	$25.00	$25.00	8/6/2009 7:16:34 PM
mroc237	$56.55	$56.55	8/7/2009 3:21:38 PM
jbloans	$75.00	$75.00	8/7/2009 7:15:13 PM
P2InvestorSolutions	$50.00	$50.00	8/7/2009 7:54:51 PM
Maggie3	$25.00	$25.00	8/8/2009 8:01:39 AM
21 bids
Borrower Payment Dependent Notes Series 418586
This series of Notes was issued and sold upon the funding of the borrower loan #38214, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction start date:	Jul-29-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-12-2009

Starting lender yield:	9.42%	Starting borrower rate/APR:	10.42% / 12.77%	Starting monthly payment:	$48.70
Final lender yield:	8.00%	Final borrower rate/APR:	9.00% / 11.33%	Final monthly payment:	$47.70

Auction yield range:	4.23% - 9.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	5.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Jul-1995	Debt/Income ratio:	30%
Credit score:	700-720 (Jul-2009)	Current / open credit lines:	20 / 18	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	53	Length of status:	21y 9m
Amount delinquent:	$0	Revolving credit balance:	$93,523	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	progman	Borrower's state:	Indiana	Borrower's group:	Computer & IT Professionals
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	5 ( 100% )	700-720 (Latest)
Principal borrowed:	$5,000.00	< mo. late:	0 ( 0% )	700-720 (Aug-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	5
Description
High interest credit cards
Hello,

I am looking to borrow some money to pay off my high interest credit cards.

I have NEVER been late on a payment, but my debt/income ratio is high because of my credit card debt.
I am 49 and have been a computer programmer for over 20 years now; and have been with my current employer for over 21 years.

Together my wife and I make a pretty nice income, but after raising 4 kids, we have little savings and need to reduce our credit card debts.  My wife is an administrative assistant for a prominent stock broker.

This is my second listing, as I have paid my first loan in full a long time ago.  Like I said, I have NEVER been late on a payment. I also am a lender on Prosper, but currently my state (Indiana) cannot loan.

Thank you very much for considering my loan application.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Your previous loan was for the same "Payoff High interest credit cards"; you made five payments and paid the loan off. Why are you reapplying for this loan again and why is the amount of the loan request drastically different? - jpblan11
A: I paid off my first loan early because someone who owed me some money, paid me back with their 401k money. I will be applying and re-applying for the same loan because I owe a lot on credit cards, but... Prosper only allows a 3 year repayment method, and I don't want to obligate myself to too much monthly repayment at a time. I can easily afford $47 and month, but a 5K loan requires a substantial monthly repayment amount. Thanks for asking. (Aug-09-2009)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$50.00	$50.00	7/29/2009 4:26:37 PM
ladybug838	$25.00	$25.00	7/30/2009 3:08:29 PM
LendingP2P	$25.00	$25.00	8/2/2009 11:48:24 AM
xlender86	$25.00	$25.00	8/4/2009 11:40:28 PM
slxvq	$52.00	$52.00	8/6/2009 8:04:24 PM
Brklyn01	$50.00	$50.00	8/8/2009 6:02:09 AM
kazanov	$50.00	$50.00	8/9/2009 9:48:40 PM
swissbanker	$50.00	$50.00	8/11/2009 10:25:37 PM
rockhound84	$50.00	$50.00	8/12/2009 4:54:27 AM
mreod	$54.35	$54.35	8/12/2009 4:54:30 AM
Champion_Lending	$40.00	$40.00	8/12/2009 10:28:06 AM
drummerdad	$25.00	$25.00	8/12/2009 6:48:04 AM
maga	$25.00	$25.00	8/12/2009 11:18:49 AM
OoM	$25.00	$25.00	8/12/2009 11:49:06 AM
charb57	$60.00	$60.00	8/12/2009 11:32:18 AM
Hogan55	$25.00	$25.00	8/12/2009 12:14:17 PM
CoolBreezeWarlord	$50.00	$50.00	8/12/2009 3:23:55 PM
The-Lighthouse-Group	$25.00	$25.00	8/12/2009 4:14:30 PM
bigmoneybags	$25.00	$25.00	8/12/2009 3:35:55 PM
randsenterprise	$25.00	$25.00	7/30/2009 2:28:53 PM
Personal-Bond	$50.00	$50.00	7/31/2009 6:25:35 PM
dudebrah	$25.00	$25.00	8/2/2009 10:20:08 PM
SQUISHEE_JELLO	$25.00	$25.00	8/3/2009 1:10:38 PM
Dollars4Rent	$25.00	$25.00	8/5/2009 7:59:24 PM
khamen	$25.00	$25.00	8/5/2009 10:20:22 PM
coldfuzion	$50.00	$50.00	8/6/2009 6:08:25 PM
Ricajote	$50.00	$50.00	8/7/2009 3:33:42 PM
wildanne	$50.00	$50.00	8/7/2009 8:08:53 PM
techexec	$25.00	$25.00	8/10/2009 12:10:44 AM
icanhelpyouout	$50.00	$48.65	8/10/2009 6:42:54 AM
kf88	$70.00	$70.00	8/10/2009 1:13:40 PM
dstolars	$50.00	$50.00	8/10/2009 3:18:55 PM
sknop64	$100.00	$100.00	8/10/2009 8:32:13 PM
JerryB96	$25.00	$25.00	8/11/2009 6:40:55 AM
Toskleon	$50.00	$50.00	8/12/2009 7:18:06 AM
zapquoc	$25.00	$25.00	8/11/2009 10:16:16 PM
heto2005	$25.00	$25.00	8/11/2009 10:56:07 PM
best-generosity-financier	$25.00	$25.00	8/12/2009 2:34:43 PM
38 bids
Borrower Payment Dependent Notes Series 418846
This series of Notes was issued and sold upon the funding of the borrower loan #38197, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction start date:	Jul-31-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-07-2009

Starting lender yield:	8.42%	Starting borrower rate/APR:	9.42% / 12.97%	Starting monthly payment:	$32.00
Final lender yield:	8.40%	Final borrower rate/APR:	9.40% / 12.95%	Final monthly payment:	$31.99

Auction yield range:	4.23% - 8.42%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.28%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Nov-1993	Debt/Income ratio:	37%
Credit score:	720-740 (Jul-2009)	Current / open credit lines:	11 / 11	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	32	Length of status:	2y 3m
Amount delinquent:	$0	Revolving credit balance:	$26,439	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	87%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	gizmo65	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
'Prosper Loan To Re-Invest"
Purpose of loan:
Wanting to re-invest into my Prosper Lending account.? Been a lender since 2007.? My Prosper income is quite enough to pay for this loan:-)?

My financial situation:
I have a steady income from my employment and i pay my bills on time.? Also have steady income with Prosper.???

Monthly net income:?2680.00

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

fortytwo	$50.00	$50.00	7/31/2009 3:57:47 PM
sas19	$25.00	$25.00	7/31/2009 3:58:01 PM
DukSerduk	$25.00	$25.00	7/31/2009 3:58:26 PM
888168	$50.00	$50.00	7/31/2009 3:58:41 PM
Sid-K	$50.00	$50.00	7/31/2009 3:58:05 PM
Avala	$25.00	$25.00	7/31/2009 3:58:18 PM
cyberie21	$40.00	$40.00	7/31/2009 3:58:47 PM
greenback-floret	$25.00	$25.00	7/31/2009 3:58:54 PM
GElender	$50.00	$50.00	7/31/2009 3:59:27 PM
lagnisiruk	$25.00	$25.00	8/1/2009 12:10:23 PM
Imageloan	$75.00	$75.00	8/3/2009 2:35:49 PM
dhallii	$50.00	$50.00	8/4/2009 5:45:02 PM
elated-justice	$25.00	$25.00	7/31/2009 3:57:50 PM
bchen78875	$50.00	$50.00	7/31/2009 3:58:11 PM
totoro	$25.00	$25.00	7/31/2009 3:58:23 PM
rjleves	$25.00	$25.00	7/31/2009 3:58:29 PM
abuyama22	$25.00	$25.00	7/31/2009 3:58:39 PM
tallcoolone	$25.00	$25.00	7/31/2009 3:58:34 PM
krishopper	$25.00	$25.00	7/31/2009 3:58:44 PM
mathprof	$25.00	$25.00	7/31/2009 3:58:58 PM
anton	$25.00	$25.00	7/31/2009 3:58:49 PM
skuba	$50.00	$50.00	8/1/2009 11:50:45 PM
Artist_Blue	$25.00	$8.00	8/3/2009 4:25:58 AM
rome1426	$52.00	$52.00	8/5/2009 7:12:20 AM
jpblan11	$25.00	$25.00	8/6/2009 5:32:34 PM
kazanov	$50.00	$50.00	8/6/2009 8:41:43 PM
BSr	$25.00	$25.00	8/7/2009 4:39:14 AM
SQUISHEE_JELLO	$25.00	$25.00	8/7/2009 1:14:22 PM
dudebrah	$25.00	$25.00	8/7/2009 2:37:30 PM
29 bids
Borrower Payment Dependent Notes Series 418942
This series of Notes was issued and sold upon the funding of the borrower loan #38194, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction start date:	Aug-03-2009
Term:	36 months	Estimated loss:	10.0%	Auction end date:	Aug-04-2009

Starting lender yield:	26.69%	Starting borrower rate/APR:	27.69% / 31.66%	Starting monthly payment:	$41.20
Final lender yield:	26.69%	Final borrower rate/APR:	27.69% / 31.66%	Final monthly payment:	$41.20

Auction yield range:	11.23% - 26.69%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	16.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1997	Debt/Income ratio:	2%
Credit score:	660-680 (Jul-2009)	Current / open credit lines:	10 / 3	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	5y 0m
Amount delinquent:	$0	Revolving credit balance:	$304	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	15%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	retailmanager	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	13 ( 100% )	660-680 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	0 ( 0% )	520-540 (Dec-2007) 540-560 (Nov-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	13
Description
2 Loans Paid - Building Credit
Purpose of loan:
This loan will be used to pay for any expenses that may occur in my first year back in college. Also, to help build my credit profile, My credit score has went up more than 150 points since my last loan 2 years ago.

My financial situation:
I am a good candidate for this loan because I have 2 loans paid in full, never late. I have been a manager at my job for 5 years.

Monthly net income: $
2500

Monthly expenses: $
??Housing: $770
??Insurance: $ 30
??Car expenses: $ 0
??Utilities: $ 150
??Phone, cable, internet: $ 50
??Food, entertainment: $ 300
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 50
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

BrLender	$25.00	$25.00	8/3/2009 10:02:51 AM
Phantom99	$250.00	$250.00	8/3/2009 2:26:20 PM
grotheik	$50.00	$50.00	8/3/2009 7:11:12 PM
zento	$25.00	$25.00	8/3/2009 7:25:19 PM
randsenterprise	$25.00	$25.00	8/3/2009 6:22:20 PM
periko	$50.00	$50.00	8/3/2009 7:22:14 PM
kingpin1	$50.00	$50.00	8/3/2009 9:58:59 PM
PackFan13	$25.00	$25.00	8/4/2009 7:02:10 AM
planky	$50.00	$50.00	8/3/2009 11:16:24 AM
sweety075	$25.00	$25.00	8/3/2009 3:42:16 PM
IPG1	$25.00	$25.00	8/3/2009 6:01:34 PM
Credit2Prosper	$25.00	$25.00	8/3/2009 7:25:13 PM
aztocas	$50.00	$50.00	8/3/2009 11:18:39 PM
Engineer44	$25.00	$25.00	8/4/2009 6:02:05 AM
hektek22	$300.00	$300.00	8/4/2009 6:34:41 AM
15 bids
Borrower Payment Dependent Notes Series 419564
This series of Notes was issued and sold upon the funding of the borrower loan #38203, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction start date:	Aug-06-2009
Term:	36 months	Estimated loss:	2.1%	Auction end date:	Aug-13-2009

Starting lender yield:	10.38%	Starting borrower rate/APR:	11.38% / 13.75%	Starting monthly payment:	$49.38
Final lender yield:	9.90%	Final borrower rate/APR:	10.90% / 13.26%	Final monthly payment:	$49.04

Auction yield range:	4.23% - 10.38%	Estimated loss impact:	2.13%
Lender servicing fee:	1.00%	Estimated return:	7.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented above does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Mar-1997	Debt/Income ratio:	35%
Credit score:	700-720 (Aug-2009)	Current / open credit lines:	11 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	5y 7m
Amount delinquent:	$0	Revolving credit balance:	$2,629	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	62%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	vannagirl	Borrower's state:	Alabama	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
To pay for son's dental work
Purpose of loan:
This loan will be used to? To pay for some dental work my son?will need done on August 13, 2009.? Insurance only covers 50% and they will be expecting the other 50% at time of procedure.? Also?because?I drive 80 miles round trip daily to work and back I need some maintenance work done to my car, front end alignment, tires rotated and balanced and just the regular maintenance that is scheduled?

My financial situation:
I am a good candidate for this loan because?I am a very?responsible person and I have a secure job.??I have been with my employer for almost 6 years.?

Monthly net income: $ 2000

Monthly expenses: $
??Housing: $
??Insurance: $ 240.00
??Car expenses: $ 371.77?
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $ 400.00?
??Clothing, household expenses $
??Credit cards and other loans: $?200
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Good luck on your loan! Hope that everything goes well with your boy. Just wanted to ask real quick what your housing situation is and why there are no monthly housing expenses? Please answer publicly. Thanks. - prestar
A: I am currently living with my father. I help him with some of the bills around the house but they are not in my name so this is why I usually will not show housing expense because I can't prove it. Thank you (Aug-11-2009)
Q: Do you really have no housing costs? No rent, no mortgage, nothing? - lean-investment
A: I currently live with my father and I help him with paying some of the bills around the house. This is the reason I don't show any housing expense because I can't prove I have it if it is not in my name. Thanks (Aug-11-2009)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

elated-justice	$25.00	$25.00	8/6/2009 4:08:46 PM
DukSerduk	$25.00	$25.00	8/6/2009 4:11:30 PM
Avala	$25.00	$25.00	8/6/2009 4:11:20 PM
abuyama22	$25.00	$25.00	8/6/2009 4:11:35 PM
cyberie21	$40.00	$40.00	8/6/2009 4:11:39 PM
skuba	$50.00	$50.00	8/6/2009 4:11:47 PM
fortytwo	$125.00	$125.00	8/6/2009 4:08:48 PM
sas19	$25.00	$25.00	8/6/2009 4:11:13 PM
888168	$50.00	$50.00	8/6/2009 4:11:37 PM
miniloan	$42.00	$30.00	8/7/2009 6:36:21 AM
TK4	$25.00	$25.00	8/7/2009 10:11:06 AM
ClearLake	$25.00	$25.00	8/8/2009 8:11:13 AM
truth-companion	$25.00	$25.00	8/10/2009 7:43:54 AM
wormdc	$25.00	$25.00	8/10/2009 5:55:44 PM
don8ter	$60.00	$60.00	8/11/2009 8:55:42 AM
gavinsp	$25.00	$25.00	8/11/2009 9:53:55 AM
djd50	$25.00	$25.00	8/11/2009 3:00:55 PM
kyomoon	$35.00	$35.00	8/11/2009 5:12:47 PM
brightest-revenue-spark	$25.00	$25.00	8/12/2009 9:30:52 AM
vinayski	$25.00	$25.00	8/12/2009 4:50:18 PM
krishopper	$25.00	$25.00	8/12/2009 4:50:39 PM
IndianChief	$25.00	$25.00	8/12/2009 10:05:31 PM
mathprof	$25.00	$25.00	8/6/2009 4:11:42 PM
Artist_Blue	$25.00	$25.00	8/6/2009 4:12:03 PM
totoro	$25.00	$25.00	8/6/2009 4:11:27 PM
Sid-K	$50.00	$50.00	8/6/2009 4:11:16 PM
tallcoolone	$25.00	$25.00	8/6/2009 4:11:33 PM
cash-sensai2	$25.00	$25.00	8/6/2009 4:11:53 PM
anton	$25.00	$25.00	8/6/2009 4:12:19 PM
bchen78875	$50.00	$50.00	8/6/2009 4:12:31 PM
hope-eagle6	$25.00	$25.00	8/6/2009 4:47:59 PM
rjleves	$25.00	$25.00	8/6/2009 4:14:55 PM
Goodlender42	$25.00	$25.00	8/6/2009 4:18:47 PM
treeline	$50.00	$50.00	8/7/2009 5:56:04 AM
lagnisiruk	$25.00	$25.00	8/7/2009 10:40:27 AM
shanedog	$25.00	$25.00	8/7/2009 12:19:24 PM
DrStaff	$60.00	$60.00	8/7/2009 11:20:43 PM
buckyhead2000	$25.00	$25.00	8/10/2009 1:01:47 AM
head	$25.00	$25.00	8/10/2009 4:33:58 PM
grf1945	$25.00	$25.00	8/10/2009 5:35:27 PM
thedoctor	$25.00	$25.00	8/11/2009 6:31:03 PM
sparky1129	$25.00	$25.00	8/12/2009 12:55:22 PM
red-sublime-return	$25.00	$25.00	8/12/2009 4:10:52 PM
fdsguy	$50.00	$50.00	8/12/2009 6:45:48 PM
wampum-proton	$25.00	$25.00	8/12/2009 9:46:32 PM
KFoster	$25.00	$25.00	8/13/2009 5:02:52 AM
46 bids